1340 West Valley Parkway, Suite 205, Escondido, CA 92029

For Immediate Release:

Marijuana Company of America Issues Update on Proposed Reverse Stock Split

Escondido, CA — (July 31, 2019) — MARIJUANA COMPANY OF AMERICA INC. (“MCOA” or the “Company”) (OTCQB: MCOA), an innovative hemp and cannabis corporation, today provided an update to its previously disclosed reverse stock split. As stated in its press release dated July 3, 2019, and corresponding Form 8-K filed with the Commission, the Company originally anticipated the effective date of the 1-for-60 reverse stock split to occur on July 31, 2019.

The reverse split will not be effective today as previously expected and disclosed. The Company filed its notice of corporate action with the Financial Industry Regulatory Authority’s (FINRA), who is continuing its review of the action. The Company will file its Form 14C today with the Commission disclosing the corporate action by consent of its majority stockholders.

Pending the Commission’s review of the Form 14C, FINRA's completion of its review of the proposed reverse split, and the mailing of the information statement to the Company’s shareholders, the reverse split will occur at a future date. Updates regarding the approval and a new effective date of the proposed reverse stock split will also be posted on the Company’s website and will be filed on Form 8-K with the Commission.

About Marijuana Company of America, Inc.

MCOA is a corporation that participates in (1) product research and development of legal hemp-based consumer products under the brand name “hempSMART™” and targets general health and well-being; (2) an affiliate marketing program to promote and sell its legal hemp-based consumer products containing CBD; (3) leasing of real property to separate business entities engaged in the growth and sale of cannabis in those states and jurisdictions where cannabis has been legalized and properly regulated for medicinal and recreational use; and (4) the expansion of its business into ancillary areas of the legalized cannabis and hemp industry, as the legalized markets and opportunities in this segment mature and develop.

Forward Looking Statements

This news release contains "forward-looking statements" that are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate," "seek," intend," "believe," "estimate," "expect," "project," "plan" or similar phrases that may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-12G, our quarterly reports on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

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Contact:

ir@marijuanacompanyofamerica.com

888-777-4362
Corporate Communications Contact:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

For more information, please visit the Company’s websites at:

MarijuanaCompanyofAmerica.com

hempSMART.com

NetworkNewsWire/MCOA

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